UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 11, 2012

J.Crew Group, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 333-175075

Delaware	22-2894486
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

770 Broadway

New York, NY 10003

(Address of principal executive offices, including zip code)

(212) 209-2500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 11, 2012 (the “First Amendment Effective Date”), J. Crew Group, Inc. (the “Company”), Chinos Intermediate Holdings B, Inc., Bank of America, N.A., as administrative agent and as collateral agent, and each lender party thereto entered into that certain First Amendment to Credit Agreement (the “First Amendment”), which modifies the Company’s $250 million, asset-based revolving credit facility (the “ABL Facility”). The First Amendment amends the ABL Facility to lower the pricing, extend the maturity and modify certain financial and other covenants contained therein, in each case, as further described below.

The First Amendment amends the ABL Facility to reduce the applicable margin on borrowings and standby letter of credit fees by 0.75% and on documentary letter of credit fees by 0.375%. As of the First Amendment Effective Date through January 31, 2013, the applicable margin will be 1.75% for Eurocurrency Rate Loans, BA Rate Loans and standby letter of credit fees, 0.75% for Base Rate Loans and Canadian Prime Rate Loans and 0.875% for documentary letter of credit fees. Following January 31, 2013, the applicable margin will be subject to adjustment each fiscal quarter based on the average excess availability during the preceding quarter. The First Amendment further amends the ABL Facility to reduce the fees paid on the unutilized portion of revolving commitments under the ABL Facility to 0.25% per annum, from a utilization based pricing grid that ranged from 0.375% to 0.50% per annum.

The First Amendment also amends the scheduled termination date of the ABL Facility from March 7, 2016 to October 11, 2017.

In addition, the First Amendment modifies the conditions governing the requirement to satisfy the Fixed Charge Coverage Ratio (as defined in the ABL Facility) financial covenant. Under the credit agreement governing the ABL Facility, as modified by the First Amendment, the Company is required to maintain a Fixed Charge Coverage Ratio, tested on the last day of each fiscal quarter, that shall not be less than 1.0 to 1.0 during the time when excess availability under the ABL Facility is less than the greater of (a) 10.0% of the lesser of (1) the commitment amount and (2) the borrowing base and (b) $20 million. Furthermore, the First Amendment modifies certain exceptions to the negative covenants under the ABL Facility to give the Company and its subsidiaries more flexibility to, among other things, pay dividends on, or redeem or repurchase, capital stock or repay other indebtedness, and to make certain acquisitions or investments.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment, which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits:

Exhibit No.	Description

10.1	First Amendment to Credit Agreement, dated as of October 11, 2012, by and among J. Crew Group, Inc., Chinos Intermediate Holdings B, Inc., Bank of America, N.A., as administrative agent and as collateral agent, and each lender party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

J.CREW GROUP, INC.

Date: October 15, 2012	By:	/s/ Stuart C. Haselden
Stuart C. Haselden
Senior Vice President and Chief Financial Officer